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                                                                     EXHIBIT 1.1

                           PETROLEUM GEO-SERVICES ASA

                          FLOATING RATE NOTES DUE 2002

                               PURCHASE AGREEMENT

                                 March 14, 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Prudential Securities Incorporated
Chase Securities Inc.
Salomon Smith Barney Inc.
Warburg Dillon Read LLC

c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
    North Tower
    World Financial Center
    New York, New York 10281-1209

Ladies and Gentlemen:

            Petroleum Geo-Services ASA, a Norwegian public limited liability company (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Prudential Securities Incorporated, Chase Securities Inc., Salomon Smith Barney Inc. and Warburg Dillon Read LLC (collectively the "Underwriters"), with respect to the issue and sale by the Company and purchase by the Underwriters acting severally and not jointly, of the respective principal amounts set forth in said Schedule I of $225,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2002 (the "Securities").

            The Securities are to be issued pursuant to an indenture dated as of April 1, 1998 (as may be further supplemented from time to time, including any supplement or amendment to establish the terms of the Securities, the "Indenture") between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee").

            The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (File No. 333-90379) covering the registration, and offering from time to time in accordance with Rule 415, of securities of the Company, including




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the Securities, under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Act"), including the related base prospectus or prospectuses. The Company will file with the Commission in accordance with Rules 415 and 424(b) a final Prospectus, including the related Base Prospectus, relating to the Securities. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

            (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission the Registration Statement, including the related Base Prospectus, for the registration under the Act of the offering and sale of securities of the Company, including the Securities, each of which has been previously furnished to you. The Company will next file with the Commission the Prospectus in accordance with Rules 415 and 424(b). The Company has included in the Registration Statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in the Registration Statement and the Base Prospectus. As filed, the Prospectus shall contain all required information and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance



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upon and in conformity with information furnished herein or in writing to the
Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            (c) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Act.

            (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") from the dates as of which information is given in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the consolidated capital stock (other than issuances of capital stock pursuant to the exercise of outstanding options) or any material increase in the consolidated long- term debt of the Company and its subsidiaries or any material adverse change in or affecting the general affairs, management, financial position, and stockholders equity or results of operations (in each case considered on a U.S. generally accepted accounting principles ("GAAP") basis) of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

            (e) The Company is a public limited liability company duly organized and validly existing under the laws of the Kingdom of Norway. Each of the subsidiaries of the Company has been duly organized and is validly existing and (where applicable) is in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to transact business as a foreign entity and (where applicable) is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole. Schedule II hereto lists all of the subsidiaries of the Company and identifies all of the Material Subsidiaries (as such term is defined below) of the Company. The Company's and its Material Subsidiaries' aggregate investment in and advances to all of the Company's subsidiaries that are not Material Subsidiaries ("Non-Material Subsidiaries") does not exceed twenty percent of the Company's consolidated assets as of December 31, 1999; the Company's and its Material Subsidiaries' aggregate proportionate share of the consolidated total assets (after intercompany eliminations) of the Company's Non-Material Subsidiaries does not exceed twenty percent of the Company's consolidated assets as of December 31, 1999; and the Company's and its Material Subsidiaries' proportionate share of the aggregate income from continuing operations before income taxes and extraordinary items of the Company's Non-Material Subsidiaries does not exceed twenty percent of such consolidated income of the Company and its subsidiaries for the year ended December 31, 1999. "Material Subsidiary" shall mean any subsidiary that meets any of the following conditions: (i) the Company's and its other subsidiaries' investments in and advances to such subsidiary exceed five percent of the Company's consolidated assets as of December 31, 1999; (ii) the Company's and its other subsidiaries' proportionate share of the consolidated assets (after intercompany eliminations) of such subsidiary exceeds five percent of the Company's consolidated assets as of



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December 31, 1999; or (iii) the Company's and its other subsidiaries' equity in the income from continuing operations before income taxes and extraordinary items of such subsidiary exceeds five percent of such income of the Company and its subsidiaries consolidated for the year ended December 31, 1999. The Company and each of its Material Subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. The issued shares of capital stock of each of the Company's Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and as otherwise set forth in the Prospectus and as listed in
Schedule II, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

            (f) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities, under this Agreement or the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been already obtained or as required under the Act or foreign or state securities or blue sky laws.

            (g) The Company and each of the Material Subsidiaries have good and marketable title to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except (i) as described in or contemplated by the Prospectus, and (ii) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Material Subsidiary; any real property, buildings and vessels held under lease by the Company or any such Material Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property, buildings and vessels by the Company or such Material Subsidiary, in each case except as described in or contemplated by the Prospectus.

            (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (i) This Agreement has been duly authorized, executed and delivered by the Company.

            (j) The Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "1939 Act"), and, at the Closing Date, will have been, assuming due authorization, execution and delivery thereof by the Trustee, duly executed and



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delivered and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"); the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

            (k) The Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

            (l) Neither the Company nor any of its subsidiaries is in violation of its articles of association, charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

            (m) None of the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder has or will result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under the articles of association, charter or by-laws of the Company and its subsidiaries, any contract, indenture, mortgage, note, lease, agreement or other instrument to which either the Company or any of its subsidiaries is a party or by which any of them may be bound, or, to the Company's knowledge, any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, or has or will result in the creation or imposition of any lien on the properties or assets of the Company or any of its subsidiaries.

            (n) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

            (o) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is



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required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Indenture, or the performance by the Company of its obligations hereunder and thereunder.

            (p) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or, except for the filing of this Agreement and the forms of the supplemental indenture relating to the Securities and the Securities under cover of a report on Form 6-K prior to the Closing Date, to be filed as exhibits thereto which have not been so described and/or filed as required.

            (q) The Company and the Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and the Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect.

            (r) The Company and the Material Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and other intellectual property rights currently employed by them in connection with their respective businesses, and neither the Company nor any such Material Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

            (s) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials; and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable international, federal, state and other occupational safety and health and environmental laws and regulations to conduct their respective businesses; and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except in each case, any such violation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

            (t) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" required to be registered as such under the Investment Company



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Act of 1940, as amended (the "1940 Act") or an entity under the "control" of an
"investment company" as such terms are defined under the 1940 Act.

            (u) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (v) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

            (w) To ensure the legality, validity, enforceability or admissibility into evidence of each of this Agreement, the Indenture and any other documents to be furnished hereunder or thereunder in the Kingdom of Norway, it is not necessary that this Agreement, the Indenture or any such other document be submitted to, filed or recorded with any court or other authority in the Kingdom of Norway, or that any stamp or similar tax, imposition or charge be paid in the Kingdom of Norway on or in respect of any such document.

            Any certificate required hereunder to be signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.55% of the principal amount thereof plus accrued interest, if any, from March 20, 2000 to the date of payment and delivery, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

         3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 20, 2000, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless Merrill Lynch shall otherwise instruct.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. Each of the Underwriters hereby represents and agrees that it has not offered or sold, and will not offer or sell, the Securities in the Kingdom of Norway by means of any document.



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         5. Agreements. The Company agrees with the several Underwriters that:

            (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.



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            (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) Between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company or of any subsidiary of the Company with a maturity of more than one year, including, without limitation, any additional Securities.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b), and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have furnished to the Underwriters the opinion of Knut Haavardsen, General Counsel for the Company, dated the Closing Date and addressed to the Underwriters substantially to the effect that:

                (i) The Company is a public limited liability company duly organized and validly existing under the laws of the Kingdom of Norway; each Material Subsidiary of the Company other than United States Material Subsidiaries (the "Non-U.S. Material Subsidiaries") has been duly organized and is validly existing as a corporation and (where applicable) is in good standing under the laws of its jurisdiction of incorporation; the Company and each Non-U.S. Material Subsidiary are duly qualified to transact business as foreign corporations and (where applicable) are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.



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                (ii) The Company and each Non-U.S. Material Subsidiary have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Prospectus.

                (iii) The issued shares of capital stock of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Prospectus and as listed in Schedule II, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims.

                (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                (v) This Agreement, the Indenture and the Securities have been duly authorized, executed and delivered by the Company.

                (vi) The information in the Prospectus under the captions "Risk Factors" and "Use of Proceeds" to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                (vii) The execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions contemplated herein and therein, and the compliance by the Company with its obligations hereunder and thereunder do not conflict with, result in a breach of, or constitute a default under or require the consent of any party under the articles of association, charter or by-laws of the Company or any of its Material Subsidiaries, or any contract, indenture, mortgage, agreement, note, lease or other instrument known to counsel to which the Company or any of its Material Subsidiaries is a party or by which any of them may be bound, or any applicable law, rule or regulation, or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel and having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective properties or assets or did or will result in the creation or imposition of any lien on the properties or assets of the Company or any of its Material Subsidiaries.

                (viii) To the best of such counsel's knowledge, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                (ix) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; the descriptions thereof are fairly summarized and the references thereto are true and correct.

                (x) Under the laws of the Kingdom of Norway, the Company is not prohibited from submitting to the jurisdiction of any United States or state court located in the State of New York or from irrevocably appointing CT Corporation System as authorized agent of the Company for the purpose described in Section 17 of this Agreement.

         In addition, such counsel shall state that such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, as of its date or the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also state that he has no reason to believe that any document filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, when it was filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering his statement pursuant to this paragraph, such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or such incorporated documents except to the extent expressed in the opinions set forth in paragraphs
         (vi) and (ix); and that he does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Prospectus or such incorporated documents.

            The foregoing opinions may be limited to the laws of Norway.

            (c) The Company shall have furnished to the Underwriters the opinion of Baker Botts L.L.P., counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                (i) The Registration Statement has been declared effective under the Act; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act within the time period required by such rule and, to the knowledge of such counsel, (a) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and (b) no proceedings for that purpose have been instituted or threatened by the Commission.

                (ii) The Registration Statement, as of its Effective Date, and the Prospectus, as of the date of the Prospectus Supplement (other than the financial statements, the notes thereto and related schedules and other financial data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Act; each of the documents filed under the Exchange Act and incorporated by reference into the Registration Statement (other than the financial statements (including the notes thereto and related schedules) and other financial data included therein, as to which such counsel need express no opinion), when it was filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act.

                (iii) The execution, delivery and performance of this Agreement, the Securities and the Indenture and the applicable supplement thereto and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (a) require any consent, approval, authorization or other order of, or filing or registration with, any federal or State of New York or State of Texas court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states, the Act or the 1939 Act).

                (iv) The statements in the Prospectus under the caption "Description of the Notes" (except under the subsection "Book-Entry Delivery and Settlement") insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

                (v) The Indenture, assuming due authorization, execution, and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                (vi) The Securities are in the form contemplated by the Indenture, and when executed and authenticated in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                (vii) The Company is not an "investment company" required to be registered as such under the 1940 Act and is not under the "control" of an "investment company" within the meaning of the 1940 Act.

                (viii) Under the laws of the State of New York relating to submission to personal jurisdiction, by execution and delivery of this Agreement, the Company has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any United States or state court located in the State of New York, has validly and irrevocably waived any objection that it may have to the laying of venue in any such court of a proceeding against it brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement; and, in addition, has validly and, subject to the payment of any renewal fees, irrevocably appointed CT Corporation System as authorized agent of the Company for the purpose described in Section 17 of this Agreement.

                (ix) Each United States Material Subsidiary of the Company (a "U.S. Material Subsidiary") is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each U.S. Material Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

                (x) Each U.S. Material Subsidiary has corporate power to own or lease its properties and conduct its businesses as described in the Prospectus.

                (xi) To the best knowledge of such counsel, (A) no legal or governmental proceedings are pending to which the Company or any of its U.S. Material Subsidiaries is a party or to which the property of the Company or any of its U.S. Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel without independent investigation, no such proceedings have been threatened against the Company or any of its U.S. Material Subsidiaries or with respect to any of their respective properties and
         (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of the Kingdom of Norway, upon the opinions rendered pursuant to Sections 6(b) and 6(d) of this Agreement. Such counsel may also (a) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the corporate laws of the State of Delaware, the laws of the State of Texas and the laws of the State of New York, (b) state that the opinion set forth in (viii) above is subject to the discretion of a court to transfer a case to another court based on principles of forum non conveniens or similar principles, (c) as to matters of fact, rely upon certificates and representations of officers of the Company and of governmental officials and other sources believed by them to be responsible, and (d) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals.

         Baker Botts L.L.P. shall additionally state that such counsel participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel for the

         Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any of the documents incorporated by reference in the Registration Statement and the Prospectus (except as otherwise expressly provided in clause (iv) of such opinion), such counsel advises the Underwriters that, on the basis of the foregoing, in the course of acting as counsel to the Company in this transaction, no facts have come to their attention that lead them to believe that the Registration Statement (except for (i) financial statements and schedules contained therein (including the notes thereto and the auditors' reports thereon), (ii) the other financial information contained therein or (iii) the exhibits thereto, as to which they have not been asked to comment) on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except for (i) the financial statements and schedules contained therein (including the notes thereto and the auditors' report thereon), (ii) the other financial information contained therein or (iii) the exhibits thereto, as to which they have not been asked to comment) as of its date contained, or as of the Closing Date contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any document filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for (i) the financial statements and schedules contained therein (including the notes thereto and the auditors' reports thereon), (ii) other financial information contained therein or (iii) the exhibits thereto, as to which they have not been asked to comment), when it was filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. In rendering its opinion pursuant to this paragraph, Baker Botts L.L.P. may state that their letter is furnished as special United States counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters.

            (d) The Company shall have furnished to the Underwriters the opinion of Wikborg, Rein & Co., special Norwegian counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                (i) The Company has been duly established and registered and is validly existing as a public limited liability company under the laws of the Kingdom of Norway;

                (ii) The Company has the necessary corporate power to enter into this Agreement and the Indenture and to execute and deliver the Securities and to carry out all the terms and provisions hereof and thereof to be carried out by it;

                (iii) This Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by the Company;

                (iv) The execution, delivery and performance of this Agreement, the Indenture and the Securities, and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not (a) require any consent, approval, authorization or other order of, or filing or registration with, any Norwegian court or any regulatory body, administrative body, administrative agency or other governmental body of the Kingdom of Norway except as has been obtained, and except that the Company shall be required to notify the Bank of Norway of the Indenture and the Securities issued thereunder upon execution thereof,
         (b) conflict with the Articles of Association in existence of the Company, or (c) violate or conflict with any Norwegian laws, administrative regulations or rulings applicable to the Company, except as any right of indemnification or contribution or disclaimers of liability thereunder may be limited by law;

                (v) The choice of the law of the State of New York to govern this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby as to which the Company is a party is valid under the laws of the Kingdom of Norway, and a court in Norway would uphold such choice of law in a suit, action or other proceeding thereon in a Norwegian court; subject to the limitation that the laws of the State of New York would not be applied to the extent that it will be contrary to Norwegian public policy and that a Norwegian court will apply Norwegian procedural rules in any such action or proceeding;

                (vi) The laws, governmental rules, regulations and decrees of the Kingdom of Norway permit the transfer by the Company through a licensed Norwegian bank of United States Dollars representing payments, by it under the Indenture and the Securities without a Norwegian exchange control license;

                (vii) The Company is not entitled to immunity from suit, execution, attachment or other legal process in the Kingdom of Norway;

                (viii) No Norwegian stamp or other issuance or transfer taxes or duties are imposed upon or payable by or on behalf of any Underwriter to the Kingdom of Norway or any political subdivision or taxing authority thereof or therein in connection with the issue, sale and delivery of, or in connection with any payments to be made on, the Securities or to the Underwriters pursuant to this Agreement;

                (ix) Under the laws of the Kingdom of Norway and under current practice of the Norwegian courts, the Underwriters would be permitted to commence proceedings against the Company in Norwegian courts of competent jurisdiction based upon this Agreement, and such Norwegian courts would accept jurisdiction over any such action or proceeding (except that such courts may decline jurisdiction on grounds of forum non conveniens) and would give effect to the choice of New York law as the proper law of such agreements subject to the limitation that New York law will not be applied to the extent that it will be contrary to Norwegian public policy and that Norwegian courts will apply Norwegian procedural rules in any such action or proceeding. Under Norwegian procedural rules, a Norwegian defendant may require that an Underwriter as a foreign party provide a bank guarantee covering court costs and the defendant's legal costs (if granted by the court);

                (x) The Underwriters will not be deemed resident, domiciled, carrying on business or subject to taxation in the Kingdom of Norway solely by reason of their execution, delivery, performance or enforcement of this Agreement;

                (xi) The statements regarding Norwegian law under the captions "Risk Factors," "Enforceability of Civil Liabilities", "Norwegian Tax Consequences" and "Limitations Affecting Security Holders" in the Prospectus and in Item 15 of Part II of the Registration Statement have been reviewed by such counsel and fairly summarize in all material respects the applicable Norwegian laws subject to such qualifications as may be set out therein.


         In rendering any such opinion, such counsel may (i) as to matters governed by the Federal laws of the United States of America or the laws of any state of the United States of America, rely upon the opinions rendered pursuant to Section 6(c) of this Agreement, (ii) as to matters of fact, rely upon certificates and representations of officers of the Company and of government officials, (iii) assume the due authorization and execution of this Agreement by the Underwriters without independent verification, and (iv) assume that (A) the signatures on all documents examined by them are genuine, (B) all documents submitted to them are authentic, and (C) all documents submitted as certified or photostatic copies or translations conform with the originals. In rendering its opinion pursuant to this paragraph, Wikborg, Rein & Co. may state that their letter is furnished as special Norwegian counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters, except that Baker Botts L.L.P. and Vinson & Elkins L.L.P. may rely thereon as to all matters of Norwegian law.

            (e) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President or a Vice-President and the Treasurer or principal financial or accounting officer of the Company dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) To their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

                (iii) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto dated after the date hereof), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).

            (g) PricewaterhouseCoopers LLP shall have furnished to the Underwriters letters, dated as of the Execution Time, in form and substance satisfactory to the Underwriters, to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act;

                (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act;

                (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 20-F for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) the unaudited consolidated financial statements set
            forth in the Company's Reports on Form 6-K incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 6-K or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 20-F for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                      (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                      (C) any unaudited pro forma consolidated condensed
            financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (D) as of a specified date not more than five days prior
            to the date of delivery of such letter, there has been any decrease or increase in the capital stock (except for any increases in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company) or any increase or decrease in redeemable cumulative Securities or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreement, terms of the Securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders and any decreases pursuant to the terms of the preferred redeemable increased dividend equity securities of the Company), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter;

                      (E) for the period from the date of the latest
            consolidated financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which consolidated financial statements are available, there were any decreases in consolidated operating revenues, operating income, net income or earnings available for ordinary shares of the Company and its consolidated subsidiaries, or any increases in any items specified by the Underwriters, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                (iv) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 20-F for the latest year ended and in the Company's Reports on Form 6-K since the latest Annual Report on Form 20-F and which are specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

In addition, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated as of the Execution Time, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the audited combined financial statements of the FPSO Operations of Awilco ASA as of September 30, 1997 and December 31 1996, and for the nine months ended September 30, 1997 and the year ended December 31, 1996 and the unaudited combined financial statements of the FPSO Operations of Awilco ASA as of December 31, 1997 and for the year ended December 31, 1997.

            (h) On the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

            (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof dated after the date hereof) and the Prospectus (exclusive of any supplement thereto dated after the date hereof), there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6, (ii) any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof) or
(iii) any change or development involving a prospective change in national or international political, financial or economic conditions, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof dated after the date hereof) and the Prospectus (exclusive of any supplement thereto dated after the date hereof).

            (j) At the Closing Date, the Securities shall be rated at least "Baa3" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Underwriters a letter from such nationally recognized statistical rating agencies, or other evidence satisfactory to the Underwriters, confirming that the Securities have ratings consistent with the foregoing; and
(i) there
shall not have occurred any decrease in the ratings of any of the debt securities of the Company or of the Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) and (ii) each of such organizations shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Securities.

            (k) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas 77002, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one Underwriters' counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Merrill Lynch specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity, and will reimburse the Company and such other persons for any legal or other expense reasonably incurred by the Company or such other persons in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities,
(ii) the second and fourth full paragraphs under such list and (iii) the third sentence in the third paragraph under such list in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and which conflict with the defenses available to the indemnified party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for fees, costs and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 8 effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 8 effected without its consent if such indemnifying party, prior to the date of settlement, (i) reimburses such indemnified party in accordance with such requested to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice in reasonable detail to the indemnified party of the reasons such indemnifying party considers the unpaid balance as unreasonable.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the American Depositary Shares representing shares, nominal value NOK 5 per share, of the Company shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by U.S., New York or Norwegian authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Norway of a national emergency or war or other material adverse effect on United States or Norway financial markets such as to make it, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto dated after the date hereof).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and agents and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, Attention: Debt Syndicate Department; or, if sent to the Company, will be mailed, delivered or telefaxed to Petroleum Geo-Services ASA at Strandveien 50 E, P.O. Box 89, N-1325 Lysaker, Norway, Attention: General Counsel (Fax: 011-47-67-53-68-83), with a copy to 16010 Barker's Point Lane, Houston, Texas 77079, Attention: Chief Financial Officer (Fax: 281-589-8092).

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Consent to Jurisdiction and Service of Process. The Company irrevocably agrees that any suit, action or proceeding against it brought by any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its Authorized Agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any state or federal court in the State of New York by any Underwriter or by any person who controls any Underwriter, and the Company expressly consents to the personal jurisdiction of any such court in respect of any such suit, action or proceeding, and to the fullest extent permitted by applicable law waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company for purposes of any such suit, action or proceeding instituted in any state or federal court in the State of New York. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by any Underwriter in any competent court in the Kingdom of Norway.

         18. Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

         19. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Kingdom of Norway, the United States or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, "Foreign Taxes"). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

         20. Payment Currency. To the fullest extent permitted by applicable law, the obligation of the Company in respect of any amount due hereunder shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in United States Dollars that the party entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) in the city of receipt on the Business Day immediately following the day on which such party receives such payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such additional payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

         21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Base Prospectus" shall mean the base prospectus relating the securities of the Company referred to in the fourth paragraph hereof contained in the Registration Statement at the Effective Date, in the form first filed pursuant to Rule 424(b).

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective under the Act.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Prospectus" shall mean the prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, together with the Base Prospectus, in the form first filed pursuant to Rule 424(b) after the Execution Time.

            "Registration Statement" shall mean the registration statement referred to in fourth paragraph hereof, including exhibits (other than the Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustees named in the Registration Statement) and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

            "Rule 424"and "Rule 462" refer to such rules under the Act.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       PETROLEUM GEO-SERVICES ASA

                                       By: /s/ SAM R. MORROW
                                          --------------------------------------
                                       Name: Sam R. Morrow
                                       Title: Senior Vice President--Finance and
                                               Treasurer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
CHASE SECURITIES INC.
SALOMON SMITH BARNEY INC.
WARBURG DILLON READ LLC


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

    By: /s/ WILLIAM C. MONTGOMERY
       -------------------------------
        William C. Montgomery
        Managing Director

                                   SCHEDULE I



                                             PRINCIPAL
                                             AMOUNT OF
                                           SECURITIES TO
               UNDERWRITERS                BE PURCHASED

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ................   $101,250,000
Prudential Securities Incorporated ......     56,250,000
                                            ------------
Chase Securities Inc. ...................     22,500,000
                                            ------------
Salomon Smith Barney Inc. ...............     22,500,000
                                            ------------
Warburg Dillon Read LLC .................     22,500,000
                                            ------------
         Total ..........................   $225,000,000
                                            ============

                                   SCHEDULE II

                                  SUBSIDIARIES

Direct Ownership by PGS

NAME                                                                  JURISDICTION                           OWNERSHIP
----                                                                 --------------                          ---------
PGS Shipping AS*..............................................           Norway                                   100%
Oslo Seismic Services Ltd.....................................         Isle of Man                                100%
PGS Exploration AS*...........................................           Norway                                   100%
PGS Research AS...............................................           Norway                                   100%
PGS Data Management AS........................................           Norway                                   100%
PGS Reservoir AS..............................................           Norway                                   100%
Multiklient Invest AS*........................................           Norway                                   100%
PGS Tensor AS.................................................           Norway                                   100%
PGS Ocean Bottom Seismic AS...................................           Norway                                   100%
Petroleum Geo-Services (U.S.), Inc............................        United States                               100%
Petroleum Geo-Services (UK), Ltd..............................       United Kingdom                               100%
Seahouse Insurance Ltd........................................           Bermuda                                  100%
PEGEESSE Ltda.................................................           Brazil                                    99%
PGS Exploration (Nigeria) Ltd.................................           Nigeria                                  100%
Atlantis Holding Norway AS....................................           Norway                                   100%
PGS Offshore Technology AS....................................           Norway                                   100%
PGS Tensor Middle Ease SAE....................................            Egypt                                   100%
PGS Seres AS..................................................           Norway                                   100%
PGS Intervention AS...........................................           Norway                                   100%
PGS Asia Pacific Pte. Ltd.....................................          Singapore                                 100%
PGS Australia Pty. Ltd........................................          Australia                                 100%
Spekter GNO AS*...............................................           Norway                                   100%
PGS Consulting AS.............................................           Norway                                   100%
UNACO AB......................................................           Sweden                                   100%
Hara Skip AS..................................................           Norway                                   100%

Indirect Ownership by PGS


                                                                                                            OWNERSHIP BY
NAME                                                                  JURISDICTION                            PGS GROUP
----                                                                 --------------                         ------------
Atlantic Power Group Limited..................................       United Kingdom                               100%
Petrojarl 4 DA*...............................................           Norway                                 99.25%
PGS Tensor Geofisica CA.......................................          Venezuela                                 100%
Atlantic Explorer AS..........................................           Norway                                   100%
PGS Exploration (M) SDN BHD...................................          Malaysia                                  100%
PGS Exploration (U.S.), Inc.*.................................        United States                               100%
PGS Tensor, Inc...............................................        United States                               100%
Acadian Geophysical Services, Inc.............................        United States                               100%

                                                                                                            OWNERSHIP BY
NAME                                                                  JURISDICTION                            PGS GROUP
----                                                                 --------------                         ------------
PGS Reservoir (U.S.), Inc.....................................        United States                               100%
PGS Ocean Bottom Seismic, Inc.................................        United States                               100%
PGS Data Management, Inc......................................        United States                               100%
PGS Exploration (UK) Ltd.*....................................       United Kingdom                               100%
PGS Floating Production (UK) Ltd..............................       United Kingdom                               100%
PGS Data Management (UK) Ltd..................................       United Kingdom                               100%
PGS Ocean Bottom Seismic Ltd..................................       United Kingdom                               100%
PGS Pension Trustee Ltd.......................................       United Kingdom                               100%
Tigress Ltd...................................................       United Kingdom                               100%
PGS Reservoir (UK), Ltd.......................................       United Kingdom                               100%
Atlantis Technology Services Ltd..............................       United Kingdom                               100%
Petrodata AS..................................................           Norway                                    67%
Atlantic Seismic Equipment AS.................................           Norway                                   100%
Atlantis Technology Services Tunisia AS.......................           Norway                                   100%
Atlantis Technology Services Ajman AS.........................           Norway                                   100%
Atlantis Ras Al Khaimah AS....................................           Norway                                   100%
Oslo Seismic Services Inc.....................................        United States                               100%
Oslo Explorer (Isle of Man) Plc...............................         Isle of Man                                100%
Oslo Challenger (Isle of Man) Plc.............................         Isle of Man                                100%
PGS Shipping (Isle of Man) Ltd.*..............................         Isle of Man                                100%
PGS Onshore, Inc..............................................        United States                               100%
PGS Floating Production, Inc..................................        United States                               100%
PGS Americas, Inc.............................................        United States                               100%
Offshore Invest, Inc..........................................        United States                               100%
Seismic Energy Holding, Inc...................................        United States                               100%
Petroleum Data Management AS..................................           Norway                                   100%
PGS Caspian AS................................................           Norway                                   100%
PGS Multiclient Services, Inc.................................        United States                               100%
PGS Tigress (UK) Ltd..........................................       United Kingdom                               100%
PGS Marine Services (IoM) Ltd.................................         Isle of Man                                100%
Atlantis Argyll AS............................................           Norway                                   100%
Golar-Nor Holding AS..........................................           Norway                                   100%
Golar-Nor Offshore AS.........................................           Norway                                   100%
Golar-Nor Offshore (UK) Ltd...................................       United Kingdom                               100%
K/S Petrojarl I AS*...........................................           Norway                                  97.5%
Petrojarl I AS*...............................................           Norway                                   100%
Golar-Nor (UK) Ltd............................................       United Kingdom                               100%
Deep Gulf L.L.C...............................................        United States                              50.1%
Atlantic Consulting Ltd.......................................       United Kingdom                               100%
Atlantic Environmental Ltd....................................       United Kingdom                               100%
Atlantic Power & Gas Engineering..............................       United Kingdom                               100%
Atlantic Power & Gas Limited..................................       United Kingdom                               100%
Atlantic Power Limited........................................       United Kingdom                               100%
Atlantic Floating Production Ltd..............................       United Kingdom                               100%

                                                                                                            OWNERSHIP BY
NAME                                                                  JURISDICTION                            PGS GROUP
----                                                                 --------------                         ------------
Atlantic Resourcing Ltd.......................................       United Kingdom                               100%
APG/Salamis J.V. Ltd..........................................       United Kingdom                                60%
Atlantic Power International Ltd..............................       United Kingdom                               100%
PGS Trust I...................................................        United States                               100%
PGS Trust II..................................................        United States                               100%
PGS Trust III.................................................        United States                               100%
Yarmouth Engineering Ltd......................................       United Kingdom                               100%
Atlantic Power de Venezuela SA................................          Venezuela                                  85%
APG Jersey Ltd................................................       United Kingdom                               100%
International Maintenance Management Ltd......................       United Kingdom                               100%
PGS Nusantara Indonesia PT....................................          Indonesia                                 100%

------------------


*  Material Subsidiary